                                                                    EXHIBIT 10.1


                               OPERATING AGREEMENT

                                       OF

                              CUSTOM NUTRITION, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY



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                                TABLE OF CONTENTS



1.      Definitions..........................................................  1

2.      The Company..........................................................  5

3.      Capital and Capital Contributions....................................  6

4.      Allocations and Distributions........................................  8

5.      Management........................................................... 13

6.      Accounts and Accounting.............................................. 15

7.      Membership-Meetings, Voting and Indemnity............................ 17

8.      Transfers of Membership Interests.................................... 19

9.      Dissolution and Winding Up........................................... 23

10.     Noncompetition, Confidentiality and Intellectual Property............ 24

11.     Indemnification and Arbitration...................................... 25

12.     Attorney-in-Fact and Agent........................................... 27

13.     General Provisions................................................... 27


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                               OPERATING AGREEMENT
                                       FOR
                              CUSTOM NUTRITION, LLC



        This Agreement is made as effective as of the sixth day of December, 1999 by and among FitnessAge Incorporated, a Nevada corporation ("FitnessAge") as one member, and Natural Alternatives International, Inc., a Delaware corporation ("NAI") as the only other member. FitnessAge and NAI at times are referred to hereafter as the "Parties." Both FitnessAge and NAI agree by execution of this Agreement to form a limited liability company pursuant to the provisions of this Agreement and the Delaware Limited Liability Company Act (the "Act") (Del. Gen. Corp. Laws Ch. 18 et. seq.).

        A. The Parties have formed a limited liability company under the Delaware Limited Liability Company Act. The Parties have caused a Certificate of Formation to be filed with the Delaware Secretary of State on November 12, 1999 and the Certificate of Formation is hereby adopted and approved by the Parties.

        B. The Parties are entering into this Agreement to provide for the governance of the limited liability company and the conduct of its business, and to specify their relative rights and obligations.

        NOW THEREFORE, the Members agree as follows:

                             ARTICLE I: DEFINITIONS

        Capitalized terms used in this Agreement have the meanings specified in this Article or elsewhere in this Agreement and when not so defined shall have the meanings set forth in the Delaware General Corporations Law Chapter 18 et seq.

        1.1 "ACT" means the Delaware Limited Liability Company Act (Del. Gen. Corp. Laws Ch. 18 et. seq.)., including amendments from time to time.

        1.2 "ADJUSTED CAPITAL CONTRIBUTION" is defined in Article IV, Section 4.6(a).

        1.3 "ADJUSTED CAPITAL ACCOUNT DEFICIT" is defined in Article IV, Section 4.3(a).

        1.4 "AFFILIATE" of a Member means any Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Member. The term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through membership, ownership of voting securities, by contract, or otherwise.




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        1.5 "AGREEMENT" means this operating agreement, as originally executed and as amended from time to time.

        1.6 "ASSIGNEE" means a person who has acquired a Member's Economic Interest in the Company, by way of a Transfer in accordance with the terms of this Agreement, but who has not become a Member.

        1.7 "ASSIGNING MEMBER" means a Member who by means of a Transfer has transferred an Economic Interest in the Company to an Assignee.

        1.8 "AVAILABLE CASH" means all gross revenues from the Company's operations, including gross proceeds from all sales, financings, and other dispositions of Company property less only: (i) payments made to NAI pursuant to the Exclusive Manufacturing Agreement of even date herewith; (ii) all amounts paid to FitnessAge Affiliates, licensees, franchisees, distributors and dealers as commission or other compensation specifically attributable to sales of nutrition products purchased from and manufactured by NAI or others; and (iii) amounts paid pursuant to the approved budget of general and administrative expenses of the Company as shown in Exhibit "B" attached hereto and incorporated herein by this reference.

        1.9 "BOOK DEPRECIATION" is defined in Article IV, Section 4.3(b).

        1.10 "BUDGET" means the annual operating budget of the Company as provided for herein. The Budget for the current fiscal year shall constitute Exhibit B to the Agreement and shall be deemed incorporated herein.

        1.11 "CAPITAL ACCOUNT" means, with respect to any Member, the account reflecting the capital interest of the Member in the Company, consisting of the Member's initial Capital Contribution maintained and adjusted in accordance with
Article III, Section 3.4.

        1.12 "CAPITAL CONTRIBUTION(S)" means, with respect to any Member, the amount of the money and the Fair Market Value of any property (other than money) contributed to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take "subject to" under IRC section 752) in consideration of a Percentage Interest held by such Member. A loan to the Company from a Member or its Affiliate shall not be deemed a Capital Contribution, and a Capital Contribution shall not be deemed a loan.

        1.13 "CAPITAL EVENT" means a sale or disposition of any of the Company's capital assets, the receipt of insurance and other proceeds derived from the involuntary conversion of Company property, the receipt of proceeds from a refinancing of Company property, or a similar event with respect to Company property or capital assets.

        1.14 "CERTIFICATE OF FORMATION" is defined in Corporations Law section 18-201, as applied to this Company.


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


        1.15 "CODE" or "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statutory provisions.

        1.16 "COMPANY" means the company named in Article II, Section 2.1 of this Agreement.

        1.17 "COMPANY MINIMUM GAIN" is defined in Article IV, Section 4.3(c).

        1.18 "CONFIDENTIAL INFORMATION" is defined in Article X, Section 10.3.

        1.19 "CORPORATIONS LAW" ("CORP. LAW") means the Delaware General Corporations Law.

        1.20 "ECONOMIC INTEREST" means a Person's right to share in the income, gains, losses, deductions, credit or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member, including the right to vote or to participate in management.

        1.21 "ENCUMBER" means the act of creating or purporting to create an Encumbrance, whether or not perfected under applicable law.

        1.22 "ENCUMBRANCE" means, with respect to any Membership Interest, or any element thereof, a mortgage, pledge, security interest, lien, proxy coupled with an interest (other than as contemplated in this Agreement), option, or preferential right to purchase.

        1.23 "GENERAL MANAGER" means the Person appointed as the General Manager by the Members as set forth in Article II or the Persons who from time to time succeed any Person as the General Manager and who, in either case, is serving at the relevant time as the General Manager.

        1.24 "GROSS ASSET VALUE" means, with respect to any item of property of the Company, the item's adjusted basis for federal income tax purposes, except as follows:

               (a) The initial Gross Asset Value of any item of property contributed by a Member to the Company shall be the fair market value of such property, as mutually agreed by the contributing Member and the Company;

               (b) The Gross Asset Value of any item of Company property distributed to any Member shall be the fair market value of such item of property on the date of distribution; and

               (c) The Gross Asset Value of any item of Company property shall be subject to the adjustments specified in Article IV, Section 4.11.

        1.25 "INCOME" and "LOSSES" are defined in Article IV, Section 4.2.

        1.26 "INVOLUNTARY TRANSFER" means, with respect to any Membership Interest, or any element thereof, any Transfer or Encumbrance, whether by operation of law, pursuant to court order, foreclosure of a security interest, execution of a judgment or other legal process, or otherwise,




                                       3
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including a purported transfer to or from a trustee in bankruptcy, receiver, or assignee for the benefit of creditors.

        1.27 "LOSSES." See Article IV, Section 4.2.

        1.28 "MEMBER" means a Member, including the General Manager, admitted to the Company or a Person who otherwise acquires a Membership Interest, as permitted under this Agreement, and who remains a Member. A list of the names, addresses, initial Capital Contribution and Percentage Interest of the Members is set forth at Exhibit "A" attached hereto and made a part hereof. The initial Members are FitnessAge and NAI.

        1.29 "MEMBER APPROVAL" means the approval or consent of Member or Members whose Percentage Interests represent the Percentage Interests of all the Members required for a given action.

        1.30 "MEMBER NONRECOURSE DEBT" is defined in Article IV, Section 4.3(d).

        1.31 "MEMBER NONRECOURSE DEBT MINIMUM GAIN" is defined in Article IV,
Section 4.3(e).

        1.32 "MEMBER NONRECOURSE DEDUCTIONS" is defined in Article IV, Section 4.3(f).

        1.33 "MEMBERSHIP INTEREST(S)" means a Member's rights in the Company, collectively, including the Member's Economic Interest, any right to vote or participate in management, and any right to information concerning the business and affairs of the Company.

        1.34 "NONRECOURSE DEDUCTIONS" is defined in Article IV, Section 4.3(g).

        1.35 "NONRECOURSE LIABILITY" is defined in Article IV, Section 4.3(h).

        1.36 "NOTICE" means a written notice required or permitted under this Agreement. A notice shall be deemed given or sent when personally delivered to the recipient; or on the business day following the date it was deposited, for overnight delivery, postage and fees prepaid, in the United States mail; or when delivered to Federal Express, United Parcel Service, DHL WorldWide Express, or Airborne Express, for overnight delivery, charges prepaid or charged to the sender's account.

        1.37 "NUTRITIONAL PRODUCT" or "PRODUCT" means any nutrition product, nutritional or dietary supplement or related materials, nutritional food or other nutritional products of any description, including but not limited to nutritional products in the form of capsules, tablets, powders, liquids, bars and other forms and whether packaged in any and all manners.

        1.38 "PERCENT OF THE MEMBERS" means the specified total of Percentage Interests of all the Members.

        1.39 "PERCENTAGE INTEREST(S)" means the percentage interest set forth opposite the Member's name at Exhibit "A" attached hereto.




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        1.40 "PERSON" means an individual, partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

        1.41 "REGULATIONS" means the income tax regulations promulgated by the United States Department of the Treasury and published in the Federal Register for the purpose of interpreting and applying the provisions of the Code, as such regulations may be amended from time to time, including corresponding provisions of applicable successor regulations.

        1.42 "RESERVES" means the aggregate of reserve accounts the Members collectively deem necessary to meet accrued or contingent liabilities of the Company, reasonably anticipated operating expenses, and working capital requirements.

        1.43 "SUCCESSOR IN INTEREST" means an Assignee, a successor of a Person by merger or otherwise by operation of law, or a transferee of all or substantially all of the business or assets of a Person.

        1.44 "TAX ITEM" means each item of income, gain, loss, deduction, or credit of the Company for federal income tax reporting purposes.

        1.45 "TAX MATTERS MEMBER" means such Person as may be designated under
Article VI, Section 6.6.

        1.46 "TRANSFER" means, with respect to a Membership Interest or any element of a Membership Interest, any sale, assignment, gift, Involuntary Transfer, Encumbrance, or other disposition of such Membership Interest or any element of such Membership Interest, directly or indirectly, other than an Encumbrance that is expressly permitted under this Agreement.

        1.47 "TRIGGERING EVENT" is defined in Article VIII, Section 8.5.

        1.48 "VOTE" means a written consent or approval, a ballot cast at a meeting, or a voice vote taken at a meeting.

        1.49 "VOTING INTEREST" means, with respect to a Member, the right to Vote or participate in management and any right to information concerning the business and affairs of the Company provided under the Act, except as limited by the provisions of this Agreement. A Member's Voting Interest shall be equal to that Member's Percentage Interest.

                             ARTICLE II: THE COMPANY

        2.1 The name of the Company is CUSTOM NUTRITION, LLC.

        2.2 The principal executive office of the Company shall be at 4250 Executive Square, Suite 101, La Jolla, California 92037, or such other place or places as may be determined by the Members from time to time.




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        2.3 The initial agent for service of process on the Company shall be the
Corporation Trust Company, whose address is the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

        2.4 This Company has been formed for the purpose of developing, merchandising, selling and distributing nutritional and related products designed, manufactured and produced by NAI or others for sale by the Company throughout the world, together with such other activities as may be necessary or advisable in connection with the purposes set forth herein. The Members understand and acknowledge that although FitnessAge shall be subject to the covenants set forth in Article X hereinbelow and in the License Agreement by and between Fitness Age and the Company, FitnessAge affiliates, licensees, distributors, sales representatives or dealers are independent contractors, and may choose to purchase or acquire nutritional and related products from suppliers other than the Company.

        2.5 The Members intend the Company to be a limited liability company under the Act. No Member shall take any action inconsistent with the express intent of this Agreement.

        2.6 The term of existence of the Company shall commence on the effective date of filing of the Certificate of Formation with the Delaware Secretary of State, and shall continue until December 31, 2009, unless sooner terminated by the provisions of this Agreement, extended by agreement of the Members, or as provided by law.

        2.7 APPOINTMENT OF GENERAL MANAGER: The Members may by mutual consent appoint a person to act as the General Manager of the Company at any time or from time to time. If there is no Person acting as the General Manager at any time the business of the Company shall be managed by the Members acting jointly. The Members hereby appoint FitnessAge to act as the General Manager only until January 5, 2000. Thereafter, unless a successor General Manager is appointed by the joint act of both Members, the business of the Company shall be managed by the Members acting jointly.

                 ARTICLE III: CAPITAL AND CAPITAL CONTRIBUTIONS

        3.1 Each Member shall contribute to the capital of the Company as the Member's initial Capital Contribution the amounts specified in Exhibit "A" attached hereto.

        3.2 If either Member is at any time of the opinion that Capital Contributions in addition to the Members' initial Capital Contributions are needed to enable the Company to conduct its business, that Member shall give notice to the other Member that it believes such funds are needed. The Members shall meet and confer regarding the operating budget for the Company and the need (if any) for additional Capital Contributions. If the Members agree upon the need for and the amount of additional Capital Contributions required each Member shall contribute additionally required capital to the Company in cash in an amount equal to the Member's Percentage Interest of the total additional capital that has been agreed to. No Member may voluntarily make any additional Capital Contribution to the Company without the consent of the other Member.




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        3.3 If a Member fails to make an additional Capital Contribution required under Section 3.2 above within 30 days after it is required to be made (a "Defaulting Member"), the other member (the "Nondefaulting Member") may make an additional Capital Contribution up to the total amount required of the Defaulting Member (the "Additional Capital Shortfall"). Any amount of Additional Capital Shortfall, which a Nondefaulting Member so advances on behalf of a Defaulting Member, shall become a loan due and owing from the Defaulting Member of such Nondefaulting Member and shall bear interest at the rate of five percent (5%) above the then current prime rate, as most recently reported by the Western Edition of the Wall Street Journal, or the highest rate allowed by law, whichever is less, compounded monthly. All distributions otherwise to be made to the Defaulting Member under this Agreement shall instead be paid on behalf of the Defaulting Member to the Nondefaulting Member until such advances and interest thereon are paid in full. In any event, any such advances shall be due and payable by the Defaulting Member one (1) year from the date that such advance was made. Any amounts repaid shall first be applied to interest and thereafter to principal. Each Defaulting Member grants to the Nondefaulting Member who advances funds under this Section 3.3 a security interest in its Membership Interest to secure its obligation to repay such advances and agrees to execute and deliver a promissory note as described herein together with a security agreement in a form reasonably acceptable to the Nondefaulting Member and such UCC-1 financing statements and assignments of certificates of membership (or other documents of transfer) as the Nondefaulting Member making such advances may reasonably request.

        3.4 An individual Capital Account for each Member shall be maintained in accordance with the requirements of Regulations Section 1.704-1(b)(2)(iv) and adjusted in accordance with the following provisions:

               (a) A Member's Capital Account shall be increased by that Member's Capital Contributions, that Member's share of profits, and any Tax Items in the nature of income or gain that are specially allocated to that Member pursuant to Article IV.

               (b) A Member's Capital Account shall be increased by the amount of any Company liabilities assumed by that Member subject to and in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv)(c).

               (c) A Member's Capital Account shall be decreased by (a) the amount of cash distributed to that Member; (b) the Fair Market Value of any property of the Company so distributed, net of liabilities secured by such distributed property that the distributee Member is considered to assume or to be subject to under IRC section 752; and (c) the amount of any items in the nature of expenses or losses that are specially allocated to that Member pursuant to Article IV.

               (d) A Member's Capital Account shall be reduced by the Member's share of any expenditures of the Company described in IRC section 705(a)(2)(B) or which are treated as IRC section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) (including syndication expenses and losses nondeductible under IRC sections 267(a)(1) or 707(b)).




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               (e) If any Economic Interest (or portion thereof) is transferred in conformance with and not otherwise in violation of this Agreement, the transferee of such Economic Interest or portion shall succeed to the transferor's Capital Account attributable to such interest or portion.

               (f) The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Company by the maker of the note shall not be included in the Capital Account of any Person until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

               (g) Each Member's Capital Account shall be increased or decreased as necessary to reflect a revaluation of the Company's property assets in accordance with the requirements of Regulations Section 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g), including the special rules under Regulations Section 1.701-1(b)(4), as applicable. The provisions of this Agreement concerning the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with those Regulations.

        3.5 A Member shall not be entitled to withdraw any part of the Member's Capital Contribution or to receive any distributions, whether of money or property, from the Company except as provided in this Agreement.

        3.6 No interest shall be paid on Capital Contributions or on the balance of a Member's Capital Account.

        3.7 A Member shall not be bound by, or be personally liable for, the expenses, liabilities, or obligations of the Company except as otherwise provided in the Act or in this Agreement.

        3.8 Except as otherwise expressly provided in this Agreement, no Member shall have priority over any other Member with respect to the return of a Capital Contribution or distributions or allocations of income, gain, losses, deductions, credits, or items thereof.

                    ARTICLE IV: ALLOCATIONS AND DISTRIBUTIONS

        4.1 The Income and Losses of the Company and all items of Company income, gain, loss, deduction, or credit shall be allocated, for Company book purposes and for tax purposes, to a Member in accordance with the Member's Percentage Interest.

        4.2 As used in this Agreement, "Income and Losses" means, for each fiscal year or other period specified in this Agreement, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with IRC section 703(a), including all Tax Items required to be stated separately pursuant to IRC section 703(a)(1), with the following adjustments:

               (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses shall be added to such taxable income or loss;




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               (b) Any expenditures of the Company described in IRC section
705(a)(2)(B) or treated as IRC section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Income or Losses shall be subtracted from such taxable income or shall increase such loss; and

               (c) Notwithstanding the foregoing provisions of this Section 4.2, any items of income, gain, loss, or deduction that are specially allocated hereafter shall not be taken into account in computing Income or Losses under
Section 4.1.

        4.3 The following definitions shall apply with respect to this Article
IV.

               (a) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year of the Company, after such Member's Capital Account has been adjusted as follows: (1) the Member's Capital Account shall be increased by the amount of such Member's share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain; and (2) the Member's Capital Account shall be decreased by the amount of the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently with that Regulation.

               (b) "Book Depreciation" means, with respect to any item of Company property for a given fiscal year, a percentage of depreciation or other cost recovery deduction allowable for federal income tax purposes for such item during that fiscal year equal to the result (expressed as a percentage) obtained by dividing (1) the Fair Market Value of that item at the beginning of the fiscal year (or the acquisition date during the fiscal year), by (2) the federal adjusted tax basis of the item at the beginning of the fiscal year (or the acquisition date during the fiscal year). If the adjusted tax basis of an item is zero, the Members by mutual consent may determine Book Depreciation.

               (c) "Company Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(d)(1).

               (d) "Member Nonrecourse Debt" is defined in Regulations Section 1.704-2(b)(4).

               (e) "Member Nonrecourse Debt Minimum Gain" for a fiscal year of the Company means the net increase in Minimum Gain attributable to Member Nonrecourse Debt, determined as set forth in Regulations Section 1.704-2(i)(2).

               (f) "Member Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2). For any fiscal year of the Company, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the net increase during that fiscal year in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during that fiscal year, reduced (but not below zero) by the amount of any distributions during such year to the Member bearing the economic risk of loss for such Member Nonrecourse Debt if such distributions are both from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, all as determined according to the provisions of Regulations
Section 1.704-2(i)(2). In determining Member Nonrecourse Deductions, the ordering rules of Regulations Section 1.704-2(j) shall be followed.

               (g) "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(c). The amount of Nonrecourse Deductions for a Company fiscal year equals the net increase in the amount of Company Minimum Gain during that fiscal year, reduced (but not below zero) by the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain.

               (h) "Nonrecourse Liability" is defined in Regulations Section 1.752-1(a)(2).

        4.4 The following special allocations shall be made in the following order:

               (a) Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during a fiscal year, each Member shall be allocated, before any other allocation under this Section, items of Company income and gain for such fiscal year equal to such Member's share of the net decrease in Company Minimum Gain as determined in accordance with Regulations Section 1.704-2(g)(2).

               (b) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain during a fiscal year, any Member with a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of such fiscal year shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) equal to that Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain. A Member's share of net decrease in Member Nonrecourse Debt Minimum Gain shall be determined pursuant to Regulations
Section 1.704-2(g)(2). A Member shall not be subject to the foregoing chargeback to the extent permitted under Regulations Section 1.704-2(i)(4).

               (c) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), such Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for such fiscal year) in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustment, allocation, or distribution.

        4.5 Member Nonrecourse Deductions for any fiscal year of the Company shall be allocated to the Members in the same proportion as Income is allocated under Section 4.1, provided that any Member Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).




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        4.6 In any fiscal year of the Company, Income in excess of Losses of the
Company resulting from a Capital Event in that Fiscal Year shall be allocated to the Members in the following order:

               (a) To Members whose Adjusted Capital Contributions are in excess of their Capital Accounts, in proportion to those excesses, until all of those excesses have been eliminated. "Adjusted Capital Contributions" means, with respect to each Member, the excess of such Member's contribution to the capital of the Company over all prior distributions to the Member that have resulted from Capital Events.

               (b) Among the Members in the proportion that the Capital Contribution of each Member bears to the total Capital Contributions of all Members.

        4.7 In any fiscal year of the Company, Losses in excess of Income of the Company, resulting from a Capital Event in that fiscal year, shall be allocated to the Members with positive Capital Accounts, in proportion to their positive Capital Account balances, until no Member has a positive Capital Account. For this purpose, Capital Accounts shall be reduced by the adjustments set forth in Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

        4.8 Any unrealized appreciation or unrealized depreciation in the values of Company property distributed in kind to Members shall be deemed to be Income or Losses realized by the Company immediately prior to the distribution of the property and such Income or Losses shall be allocated to the Capital Accounts in the same proportions as Income are allocated under Section 4.1. Any property so distributed shall be treated as a distribution to the Members to the extent of the Fair Market Value of the property, less the amount of any liability secured by and related to the property. Nothing contained in this Agreement is intended to treat or cause such distributions to be treated as sales for value. For the purposes of this Section 4.8, "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the Fair Market Value of such property and the Company's federal adjusted tax basis for such property.

        4.9 Any item of income, gain, loss, or deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company, or that has been revalued pursuant to the provisions of Article III, Section 3.4(g), and that is required or permitted to be allocated to such Member for income tax purposes under IRC section 704(c) in order to take into account the variation between the tax basis of such property and its Fair Market Value at the time of its contribution, shall be allocated solely for income tax purposes in the manner required or permitted under IRC section 704(c) using the "traditional" method described in Regulations Section 1.704-3(b), except that any other method allowable under applicable Regulations may be used for any contribution of property with respect to which there is agreement among the contributing Member and the other Member.

        4.10 In the case of a Transfer of an Economic Interest during any fiscal year of the Company, the Assigning Member and Assignee shall each be allocated Income or Losses based on the number of days each held the Economic Interest during that fiscal year. If the Assigning Member and Assignee agree to a different proration and advise the General Manager (or if there is no General Manager, advise all the Members) of the agreed proration before the date of the Transfer and the Transfer is made in conformance with and not contrary to any provision of this Agreement, then Income or Losses from a Capital Event during that fiscal year shall be allocated to the holder of the Interest on the day such Capital Event occurred. If an Assignee makes a subsequent Assignment, said Assignee shall be considered an "Assigning Member" with respect to the subsequent Assignee for purposes of the aforesaid allocations.

        4.11 (a) The Gross Asset Value of all Company property shall be adjusted as of the following times: (1) the acquisition of an interest or additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (2) the distribution of money or other property (other than a de minimis amount) by the Company to a Member as consideration for an Economic Interest in the Company, and (3) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments under clauses (1) and (2) above shall be made only in the event of a revaluation of Company property under Article III,
Section 3.4(g) in accordance with Regulations Section 1.704- 1(b)(2)(iv)(f);

               (b) The Gross Asset Value of Company property shall be increased or decreased to reflect adjustments to the adjusted tax basis of such property pursuant to IRC section 732, IRC section 733, or IRC section 743, subject to the limitations imposed by IRC section 755 and Regulations Section
1.704-1(b)(2)(iv)(m); and

               (c) If the Gross Asset Value of an item of property has been determined or adjusted pursuant to Article I, Section 1.22 or Paragraph (a) or
(b) of this Section 4.11, such Gross Asset Value shall be adjusted by the Book Depreciation, if any, taken into account with respect to such property for purposes of computing Income and Losses.

        4.12 It is the intent of the Members that each Member's allocated share of Company Tax Items be determined in accordance with this Agreement to the fullest extent permitted by IRC sections 704(b) and 704(c). Notwithstanding anything to the contrary contained in this Agreement, if the Company is advised that, as a result of the adoption of new or amended regulations pursuant to IRC sections 704(b) and 704(c), or the issuance of authorized interpretations, the allocations provided in this Agreement are unlikely to be respected for federal income tax purposes, the General Manager (or if there is no General Manager the Members' by mutual determination) are granted the power to amend the allocation provisions of this Agreement, on advice of accountants and legal counsel, to the minimum extent necessary to cause such allocation provisions to be respected for federal income tax purposes.

        4.13 All Available Cash, including revenues or proceeds from a Capital Event or the dissolution of the Company, shall be distributed among the Members in proportion to the Members' Percentage Interest. The parties intend that Available Cash shall be distributed as soon as practicable following the General Manager's determination (or if there is no General Manager the Members' mutual determination) that such cash is available for distribution. The parties acknowledge no assurances can be given with respect to when or whether said cash will be available for distribution to the Members.

        4.14 If the proceeds from a sale or other disposition of an item of Company property consist of property other than cash, the value of that property shall be as determined by the agreement of the Members. If such noncash proceeds are subsequently reduced to cash, such cash shall be taken into account by the General Manager (or if there is no General Manager by the Members' mutual determination) in determining Available Cash.

        4.15 Notwithstanding any other provisions of this Agreement to the contrary, when there is a distribution in liquidation of the Company, or when any Member's interest is liquidated, all items of income and loss first shall be allocated to the Members' Capital Accounts under this Article IV, and other credits and deductions to the Members' Capital Accounts shall be made before the final distribution is made. The final distribution to the Members shall be made as provided in Article IX, Section 9.2(e) of this Agreement. The provisions of this Section 4.15 and Article IX, Section 9.2(e) shall be construed in accordance with the requirements of Regulations Section 1.704-1(b)(2)(ii)(b)(2).

                              ARTICLE V: MANAGEMENT

        5.1 The business of the Company shall be managed by the General Manager (or if there is no General Manager by the Members' acting jointly) or any successors, selected as provided in Section 5.2. Except as otherwise provided in this Agreement, all decisions concerning the management of the Company's business shall be made by the General Manager, who shall have all power and authority to act on behalf of the Company and manage its business (or if there is no General Manager such decisions shall be made by the Members' mutual determination) .

        5.2 The General Manager (or if there is no General Manager by the Members' mutual determination) shall serve until the earlier of: (1) the term of the General Manager's appointment set by the Members mutual determination at any time; (2) the General Manager's resignation, retirement, death, dissolution, bankruptcy or disability; or (3) the General Manager's removal by the Members. A substitute General Manager may be appointed by the unanimous approval of the Members on the occurrence of any of the foregoing events.

        5.3 A General Manager may be removed with or without cause at any time by action of Members holding at least 67% of Membership Interests.

        5.4 The General Manager shall not take any of the following actions on behalf of the Company without the consent of all of the Members.

               (a) The imposition of additional Capital Contributions on the Members;

               (b) Any action that would exceed the Budget or any line item in the Budget by more than fifteen percent (15%);

               (c) Develop or sell any new or materially modified Nutritional Product;

               (d) Any act that would make it impossible to carry on the ordinary business of the Company;

               (e) Any confession of a judgment against the Company;

               (f) The dissolution of the Company except as provided for herein;

               (g) The disposition of all or a substantial part of the Company's assets not in the ordinary course of business;

               (h) The transfer of an Economic Interest or a Membership Interest and the admission of an Assignee as a Member of the Company;

               (i) The entering into, on behalf of the Company, of any transaction constituting a reorganization;

               (j) Change the Company's auditor; and

               (i) Make any amendment of the Certificate of Formation or this Agreement.

        5.5 The General Manager will be entitled to such compensation for acting as the General Manager as the Members may mutually determine.

        5.6 The General Manager shall be reimbursed for all expenses reasonably incurred by him/her in connection with his/her management duties, provided that such expense would qualify pursuant to the Code as an item of deduction from gross revenue of the Company in computing the Company's taxable income, if such expense were incurred directly by the Company.

        5.7 The General Manager shall cause all assets of the Company, whether real or personal, to be held in the name of the Company.

        5.8 All funds of the Company shall be deposited in one or more accounts with one or more recognized financial institutions in the name of the Company, at such locations located in the United States as shall be mutually determined by the Members. Withdrawal from such accounts shall require only the signature of the General Manager or such other person or persons as the Members may mutually designate.

        5.9 Prior to the execution of this Agreement, and at least sixty (60) days prior to the end of each fiscal year of the Company, the Members shall meet and confer to develop, document and approve a detailed operating Budget for the Company for the remainder of the initial fiscal year and the next succeeding fiscal year of the Company. The Members may meet and confer and approve modifications to the Budget from time to time in their respective discretion. The General Manager shall operate the Company in accordance with the Budget for the fiscal year.

               The approved Budget for the current fiscal year shall constitute Exhibit B to this Agreement and shall be incorporated herein without further action.

                       ARTICLE VI: ACCOUNTS AND ACCOUNTING

        6.1 Complete books of account of the Company's business, in which each Company transaction shall be fully and accurately entered, shall be kept at the Company's principal executive office and at such other locations as the Members may mutually determine from time to time and shall be open to inspection and copying on reasonable Notice by any Member or the Member's authorized representatives during normal business hours. The costs of such inspection and copying shall be borne by the Member.

        6.2 Financial books and records of the Company shall be kept on the accrual method of accounting, which shall be the method of accounting followed by the Company for federal income tax purposes. The financial statements of the Company shall be prepared in accordance with generally accepted accounting principles and shall be appropriate and adequate for the Company's business and for carrying out the provisions of this Agreement. The fiscal year of the Company shall be January 1 through December 31.

        6.3 At all times during the term of existence of the Company, and beyond that term if the Members deem it necessary, the General Manager (or if there is no General Manager the Members) shall keep or cause to be kept the books of account referred to in Section 6.2, together with:

               (a) A current list of the full name and last known business or residence address of each Member, together with the Capital Contribution and the share in Income and Losses of each Member;

               (b) A current list of the full name and business or residence address of the General Manager;

               (c) A copy of the Certificate of Formation, as amended;

               (d) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

               (e) An original executed copy or counterparts of this Agreement, as amended;

               (f) Any powers of attorney under which the Certificate of Formation or any amendments to said articles were executed;

               (g) Financial statements of the Company for the six most recent fiscal years;

               (h) The books and Records of the Company as they relate to the Company's internal affairs for the current and past four fiscal years; and

               (i) The Approved Budget for the current fiscal year as amended to date, and each Approved Budget and approved amended budget for the previous four
(4) fiscal years.

        If the General Manager deems (or if there is no General Manager the Members' mutual determine) that any of the foregoing items shall be kept beyond the term of existence of the Company, the repository of said items shall be as designated by the General Manager (or if there is no General Manager by the Members' mutual determination).

        6.4 At the end of each fiscal year the books of the Company shall be closed and examined and statements reflecting the financial condition of the Company and its Income or Losses shall be prepared, and an audit report thereon shall be issued by the Company's auditor who shall be one of the ten largest international firms of certified public accountants. The initial auditor for the Company shall be Ernst & Young. Copies of the financial statements shall be given to all Members. In addition, all Members shall receive not less frequently than 30 days after the end of each month, copies of such financial statements regarding the previous month, as may be prepared in the ordinary course of business, by the General Manager or accountants selected by the General Manager (or if there is no General Manager by the Members' mutual determination) . The General Manager shall deliver to each Member, within 75 days after the end of the fiscal year of the Company, an audited financial statement that shall include:

               (a) A balance sheet and income statement, and a statement of changes in the financial position of the Company as of the close of the fiscal year;

               (b) A statement showing the Capital Account of each Member as of the close of the fiscal year and the distributions, if any, made to each Member during the fiscal year.

        6.5 Within 75 days after the end of each taxable year of the Company the General Manager shall send to each of the Members all information necessary for the Members to complete their federal and state income tax or information returns and a copy of the Company's federal, state, and local income tax or information returns for such year.

        6.6 FitnessAge shall act as Tax Matters Member ("Partner") of the Company pursuant to IRC section 6231(a)(7).

        6.7 The Tax Matters Member ("Partner") is hereby authorized to do the following:

               (a) Keep the Members informed of administrative and judicial proceedings for the adjustment of Company items (as defined in IRC section 6231(a)(3)) at the Company level, as required under IRC section 6223(g) and the implementing Regulations;

               (b) Enter into settlement agreements under IRC section 6224(c)(3) and applicable Regulations with the Internal Revenue Service or the Secretary of the Treasury (the Secretary) with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed under the Code and

Regulations) files a statement with the Secretary providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member;

               (c) On receipt of a notice of a final Company administrative adjustment, to file a petition for readjustment of the Company items with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Federal Claims, all as contemplated under IRC section 6226(a) and applicable Regulations;

               (d) File requests for administrative adjustment of Company items on Company tax returns under IRC section 6227(b) and applicable Regulations; and, to the extent such requests are not allowed in full, file a petition for adjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Federal Claims, all as contemplated under IRC section 6228(a); and

               (e) To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by law or regulations, including retaining tax advisers (at the expense of the Company) to whom the Tax Matters Member may delegate such rights and duties as deemed necessary and appropriate.

                        ARTICLE VII: MEMBERSHIP MEETINGS,
                              VOTING AND INDEMNITY

        7.1 There shall be only one class of membership and no Member shall have any rights or preferences in addition to or different from those possessed by any other Member. Members shall agree on matters with respect to which this Agreement or the Act requires or permits Member Approval. Each Member shall Vote in proportion to the Member's Percentage Interest as of the governing record date, determined in accordance with Section 7.2. If a Member with the consent of the other Member(s) has assigned all or part of the Member's Economic Interest to a person who has not been admitted as a Member, the Assigning Member shall Vote in proportion to the Percentage Interest that the Assigning Member would have had, if the assignment had not been made.

        7.2 The record date for determining the Members entitled to receive Notice of any meeting, to Vote, to receive any distribution, or to exercise any right in respect of any other lawful action, shall be the date set by the General Manager (or if there is no General Manager by the Members' mutual determination), provided that such record date shall not be more than 60, or less than ten calendar days prior to the date of the meeting and not more than 60 calendar days prior to any other action.

        7.3 Meetings of the Members may be called at any time by the General Manager, or by Members representing more than 30% of the Membership Interests for the purpose of addressing any matters on which the Members may Vote. If a meeting of the Members is called by the Members, Notice of the call shall be delivered to the General Manager. Meetings may be held at the principal executive office of the Company or at such other location as may be designated by the General

Manager. Following the call of a meeting, the General Manager shall give Notice of the meeting not less than ten, or more than 60 calendar days prior to the date of the meeting to all Members entitled to Vote at the meeting. The Notice shall state the place, date, and hour of the meeting and the general nature of business to be transacted. No other business may be transacted at the meeting. A quorum at any meeting of Members shall consist of no less than 67% of the Percentage Interests of all Members, represented in person or by Proxy. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of Members to leave less than a quorum, if the action taken, other than adjournment, is approved by the requisite percentage of Membership Interests as specified in this Agreement or if not specified in this Agreement as specified in the Act.

        7.4 A meeting of Members at which a quorum is present may be adjourned to another time or place and any business which might have been transacted at the original meeting may be transacted at the adjourned meeting. If a quorum is not present at an original meeting, that meeting may be adjourned by the Vote of a majority of Membership Interests represented either in person or by proxy. Notice of the adjourned meeting need not be given to Members entitled to Notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless (a) the adjournment is for more than 45 days, or (b) after the adjournment, a new record date is fixed for the adjourned meeting. In the situations described in clauses (a) and (b), Notice of the adjourned meeting shall be given to each Member of record entitled to Vote at the adjourned meeting.

        7.5 The transactions of any meeting of Members, however called and noticed, and wherever held, shall be as valid as though consummated at a meeting duly held after regular call and notice, if (a) a quorum is present at that meeting, either in person or by Proxy, and (b) either before or after the meeting, each of the persons entitled to Vote, not present in person or by Proxy, signs either a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting. Attendance of a Member at a meeting shall constitute waiver of notice, unless that Member objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be described in the notice of the meeting and not so included, if the objection is expressly made at the meeting.

        7.6 At all meetings of Members, a Member may Vote in person or by Proxy. Such Proxy shall be filed with the General Manager (or if there is no General Manager with each Member) before or at the time of the meeting, and may be filed by facsimile transmission to the General Manager at the principal executive office of the Company at their principal place of business (or if there is no General Manager to each Member) or such other address as may be given by the General Manager to the Members for such purposes.

        7.7 Members may participate in a meeting through use of conference telephone or similar communications equipment, provided that all Members participating in such meeting can hear one another. Such participation shall be deemed attendance at the meeting.

        7.8 Any action that may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by Members holding at least the required percentage of the Membership Interests that would be required for such action if taken at a meeting of the Members. If the Members are requested to consent to a matter without a meeting, each Member shall be given notice of the matter to be voted upon in the manner described in Section 7.4.

        7.9 No Member acting solely in the capacity of a Member is an agent of the Company, nor can any Member acting solely in the capacity of a Member bind the Company or execute any instrument on behalf of the Company. Accordingly, each Member shall indemnify, defend, and save harmless each other Member and the Company from and against any and all loss, cost, expense, liability or damage arising from or out of any claim based upon any action by such Member in contravention of the first sentence of this Section 7.9.

                 ARTICLE VIII: TRANSFERS OF MEMBERSHIP INTERESTS

        8.1 A Member may not withdraw from the Company without the written consents of the remaining Members. Withdrawal shall not release a Member from any obligations and liabilities under this Agreement accrued or incurred prior to the effective date of withdrawal. A withdrawing Member shall have only the rights of a holder of an Economic Interest in the Company in respect of the Member's Membership Interest in the Company. Unless all remaining Members consent to such withdrawal, the withdrawing Member shall not be entitled to a distribution of its Economic Interest until the dissolution and liquidation of the Company. For purposes of this Section 8.1, the term "Economic Interest" shall not mean or include any right to share in the income, gains, losses, deductions, credits, or similar items of the Company attributable to any period following withdrawal, or any right to information concerning the business and affairs of the Company.

        8.2 In the event that FitnessAge is acquired through a sale of its shares or substantially all of its assets to another person or entity (the "Acquiring Entity"), NAI shall have the right to put its percentage interest in the Company to FitnessAge. The purchase price for NAI's interest shall be based on that amount that the Acquiring Entity is paying to FitnessAge for its interest in the Company. If an Acquiring Entity acquires FitnessAge, FitnessAge shall notify NAI of such acquisition. Thereafter, NAI shall have thirty (30) days to inform FitnessAge whether it elects to retain its interest in the Company or to sell such interest to FitnessAge. If NAI and FitnessAge cannot agree upon an appropriate price for NAI's interest in the Company, the matter shall be resolved through dispute resolution as provided for in Section 11.2 below.

        8.3 Except as expressly provided for in this Agreement, a Member shall not transfer any part of the Member's Membership Interest in the Company, whether now owned or later acquired, unless (a) the other Members unanimously approve the transfer, and the transferee's admission to the Company as a Member upon such Transfer and (b) the Membership Interest to be transferred, when added to the total of all other Membership Interests transferred in the preceding 12 months, will not cause the termination of the Company under the Code. No Member may Encumber or permit or suffer any Encumbrance of all or any part of the Member's Membership Interest in the Company unless such Encumbrance has been approved in writing by all Members. Any Transfer or Encumbrance of a Membership Interest without such approval shall be void. Notwithstanding any other provision of this Agreement to the contrary, a Member who is a natural person may transfer all or any portion of his or her Membership Interest to any revocable trust created for the benefit of the Member, or any combination between or among the Member, the Member's spouse, and the Member's issue; provided that the Member retains a beneficial interest in the trust and all of the Voting Interest included in such Membership Interest. A Transfer of an individual Member's beneficial interest in such trust, or failure to retain such Voting Interest, shall be deemed a Transfer of a Membership Interest. No transfer of the stock or equity interest of the Member shall constitute a transfer of the Member's Membership Interest in the Company.

        8.4 Subject to the conditions set forth in Sections 8.2 and 8.3, if a Member wishes to transfer any or all of the Member's Membership Interest in the Company pursuant to a Bona Fide Offer (as defined below), the Member shall give Notice to all other Members at least 30 days in advance of the proposed sale or Transfer, indicating the terms of the Bona Fide Offer and the identity of the offeror. The Company and the other Members shall have the option to purchase the Membership Interest proposed to be transferred at the price and on the terms provided in this Agreement. If the price for the Membership Interest is other than cash, the fair value in dollars of the price shall be as established in good faith by the Company. For purposes of this Agreement, "Bona Fide Offer" means an offer in writing setting forth all relevant terms and conditions of purchase from an offeror who is ready, willing, and able to consummate the purchase and who is not an Affiliate of the selling Member. For 30 days after the Notice is given, the Company shall have the right to purchase the Membership Interest offered, on the terms stated in the Notice, for the lesser of (a) the price stated in the Notice (or the price plus the dollar value of noncash consideration, as the case may be) and (b) the price determined under the appraisal procedures set forth in Section 8.8.

        If the Company does not exercise the right to purchase all of the Membership Interest, then, with respect to the portion of the Membership Interest that the Company does not elect to purchase, that right shall be given to the other Members for an additional 30-day period, beginning on the day that the Company's right to purchase expires. Each of the other Members shall have the right to purchase, on the same terms, a part of the interest of the offering Member in the proportion that the Member's Percentage Interest bears to the total Percentage Interests of all of the Members who choose to participate in the purchase; provided, however, that the Company and the participating Members may not, in the aggregate, purchase less than the entire interest to be sold by the offering Member.

        If the Company and the other Members do not exercise their rights to purchase all of the Membership Interest, the offering Member may, within 90 days from the date the Notice is given and on the terms and conditions stated in the Notice, sell or exchange that Membership Interest to the offeror named in the Notice on the terms set forth therein. Unless the requirements of Section 8.3 are met, the offeror under this section shall become an Assignee, and shall be entitled to receive only the share of Income or other compensation by way of income and the return of Capital Contribution to which the assigning Member would have been entitled.

        Any transfer of a Membership Interest when added to the total of all other Membership Interests transferred in the preceding 12 months shall be void ab initio.

        8.5 On the happening of any of the following events ("Triggering Events") with respect to a Member, the Company and the other Members shall have the option to purchase the Membership Interest in the Company of such Member (Selling Member) at the price and on the terms provided in Section 8.8 of this
Agreement:

               (a) The death, bankruptcy, or withdrawal of a Member, or the winding up and dissolution of a corporate Member.

               (b) The failure of a Member to make the Member's Capital Contribution pursuant to the provisions of Article III of this Agreement.

               (c) The occurrence of any other event that is, or that would cause, a Transfer in contravention of this Agreement.

        Each Member agrees to promptly give Notice of a Triggering Event to all other Members.

        8.6 On the receipt of Notice by the General Manager or another Member as contemplated by Sections 8.1 and 8.4, and on receipt of actual notice of any Triggering Event as determined in good faith by the General Manager (or if there is no General Manager by the Members' mutual determination) (the date of such receipt is hereinafter referred to as the "Option Date"), the General Manager (or if there is no General Manager, the Member providing the notice) shall promptly cause a Notice of the occurrence of such a Triggering Event to be sent to all Members, and the Company shall have the option, for a period ending 30 calendar days following the determination of the purchase price as provided in
Section 8.8, to purchase the Membership Interest in the Company to which the option relates, at the price and on the terms set forth in Section 8.8 of this Agreement, and the other Members, pro rata in accordance with their prior Membership Interests in the Company, shall then have the option, for a period of 30 days thereafter, to purchase the Membership Interest in the Company not purchased by the Company, on the same terms and conditions as apply to the Company. If all other Members do not elect to purchase the entire remaining Membership Interest in the Company, then the Members electing to purchase shall have the right, pro rata in accordance with their prior Membership Interest in the Company, to purchase the additional Membership Interest in the Company available for purchase. The transferee of the Membership Interest in the Company that is not purchased shall hold such Membership Interest in the Company subject to all of the provisions of this Agreement.

        8.7 Neither the Member whose interest is subject to purchase under this Article, nor such Member's Affiliate, shall participate in any Vote or discussion of any matter pertaining to the disposition of the Member's Membership Interest in the Company under this Agreement.

        8.8 The purchase price of the Membership Interest that is the subject of an option under Section 8.6 shall be the "Fair Option Price" of the interest as determined under this Section 8.8. "Fair Option Price" means the cash price that a willing buyer would pay to a willing seller when neither is acting under compulsion and when both have reasonable knowledge of the relevant facts on the Option Date. Each of the selling and purchasing parties shall use his, her, or its best efforts to mutually agree upon the Fair Option Price. If the parties are unable to so agree within 30 days of the Option Date, the selling party shall appoint, within 40 days of the Option Date, one appraiser, and the purchasing party shall appoint within 40 days of the Option Date, one appraiser. The two appraisers shall within a period of five additional days, agree upon and appoint an additional appraiser. The three appraisers shall, within 60 days after the appointment of the third appraiser, determine the Fair Option Price of the Membership Interest in writing and submit their report to all the parties.

        The Fair Option Price shall be determined by disregarding the appraiser's valuation that diverges the greatest from each of the other two appraisers' valuations, and the arithmetic mean of the remaining two appraisers' valuations shall be the Fair Option Price. Each purchasing party shall pay for the services of the appraiser selected by it, plus one half of the fee charged by the third appraiser, and one half of all other costs relating to the determination of Fair Option Price. The Fair Option Price as so determined shall be payable in cash.

        8.9 Except as expressly permitted under Section 8.3, a prospective transferee (other than an existing Member) of a Membership Interest may be admitted as a Member with respect to such Membership Interest (Substituted Member) only (a) on the unanimous Vote of the other Members in favor of the prospective transferee's admission as a Member, and (b) on such prospective transferee executing a counterpart of this Agreement as a party hereto. Any prospective transferee of a Membership Interest shall be deemed an Assignee, and, therefore, the owner of only an Economic Interest until such prospective transferee has been admitted as a Substituted Member. Except as otherwise permitted in the Act, any such Assignee shall be entitled only to receive allocations and distributions under this Agreement with respect to such Membership Interest and shall have no right to Vote or exercise any rights of a Member until such Assignee has been admitted as a Substituted Member. Until the Assignee becomes a Substituted Member, the Assigning Member will continue to be a Member and to have the power to exercise any rights and powers of a Member under this Agreement, including the right to Vote in proportion to the Percentage Interest that the Assigning Member would have had in the event that the assignment had not been made.

        8.10 Any person admitted to the Company as a Substituted Member shall be subject to all the provisions of this Agreement that apply to the Member from whom the Membership Interest was assigned, provided, however, that the assigning Member shall not be released from liabilities as a Member solely as a result of the assignment, both with respect to obligations to the Company and to third parties, incurred prior to the assignment.

        8.11 The initial sale of Membership Interests in the Company to the Initial Members has not been qualified or registered under the securities laws of any state, including California, or registered under the Securities Act of 1933, in reliance upon exemptions from the registration provisions of those laws. Notwithstanding any other provision of this Agreement, Membership Interests may not be Transferred unless registered or qualified under applicable state and federal securities law unless, in the opinion of legal counsel satisfactory to the Company, such qualification or registration is not required. The Member who desires to transfer a Membership Interest shall be responsible for all legal fees incurred in connection with said opinion.

                     ARTICLE IX: DISSOLUTION AND WINDING UP

        9.1 The Company shall be dissolved upon the first to occur of the following events:

               (a) The death, bankruptcy, retirement, resignation, expulsion, or dissolution of a Member, provided, however, that the remaining Members may by the Vote of all of the remaining Members, within 60 days of the happening of that event Vote to continue the business of the Company, in which case, the Company shall not dissolve. If the remaining Members fail to so Vote, the remaining Members shall wind up the Company. For purposes of this Paragraph (a), in determining the outcome of the Vote of Members, the Percentage Interest of the Member who has died, become bankrupt, retired, resigned, been expelled, or dissolved shall not be taken into account.

               (b) The expiration of the term of existence of the Company.

               (c) The written agreement of Members holding more than 67% of the Membership Interest to dissolve the Company.

               (d) The sale or other disposition of substantially all of the Company's assets.

               (e) Entry of a decree of judicial dissolution under Corporations Law section 18-802.

               (f) At the discretion of the non-breaching Members, following the material breach of any term of this Agreement or the Exclusive Manufacturing Agreement of even date herewith. Dissolution under this Section 9.1, Paragraph
(f) shall occur if agreed to by Members holding at least 51% of Membership Interests, not counting the Membership Interest of the Member in breach. Any dispute as to the occurrence of a material breach by a Member shall be resolved pursuant to section 11.2 hereinbelow.

               (g) The Company ceases to purchase at least 50% of all encapsulated and tableted Products from NAI pursuant to the terms and conditions of the Exclusive Manufacturing Agreement.

        9.2 On the dissolution of the Company, the Company shall engage in no further business other than that necessary to wind up the business and affairs of the Company. The General Manager or, if there is no General Manager, the Members, shall wind up the affairs of the Company. The Persons winding up the affairs of the Company shall give Notice of the commencement of winding up by mail to all known creditors and claimants against the Company whose addresses appear in the records of the Company. After paying or adequately providing for the payment of all known debts of the Company (except debts owing to Members), the remaining assets of the Company shall be distributed or applied in the following order:

               (a) To pay the expenses of liquidation.

               (b) To the establishment of reasonable reserves for contingent liabilities or obligations of the Company. Upon the General Manager's or Member's determination that such reserves are no longer necessary, said reserves shall be distributed as provided in this Section 9.2.

               (c) To repay outstanding loans from Members to the Company. If there are insufficient funds to pay such loans in full, each Member shall be repaid in the ratio that the Member's loan, together with interest accrued and unpaid thereon, bears to the total of all such loans from Members, including all interest accrued and unpaid thereon. Such repayment shall first be credited to unpaid principal and the remainder shall be credited to accrued and unpaid interest.

               (d) Among the Members as provided in Article IV, Section 4.6 and then to Members with Positive Capital Account Balances until such Capital Accounts equal zero.

               (e) Thereafter, to Members according to their Percentage
Interests.

        9.3 Each Member shall look solely to the assets of the Company for the return of the Member's investment, and if the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the investment of each Member, such Member shall have no recourse against any other Members for indemnification, contribution, or reimbursement, except as specifically provided in this Agreement, the License Agreement by and between FitnessAge and the Company ("License Agreement"), and the Exclusive Manufacturing Agreement by and between NAI and the Company.

                           ARTICLE X: NONCOMPETITION,
                    CONFIDENTIALITY AND INTELLECTUAL PROPERTY

        10.1 During the term of Company's existence, each Member hereby covenants with the Company and each other Member that the Member will not directly or indirectly, through one or more affiliates or otherwise, engage in any business or transaction which competes with the Company in its sale of custom nutritional supplement products in the health club and fitness environment except as may be provided for in the License Agreement by and between Fitness Age and the Company. There shall be no restrictions or limitations on the business activities of the Members beyond the limited scope set forth in this Section 10.1.

        10.2 "Confidential Information" means all trade secrets, "know-how," customer lists, pricing policies, operational methods, fitness or other programs, computer software and hardware codes and configurations, and other business information of the Company or any Member which is created, developed, produced, or otherwise arises at any time.

        10.3 Each Member hereby stipulates that a breach of the provisions of this Article X will result in irreparable damage and injury to the Company for which no money damages could adequately compensate it. If the Member breaches the provisions of this Agreement, in addition to all other remedies to which the Company may be entitled, and notwithstanding the provisions of Article XI,
Section 11.2, the Company shall be entitled to an injunction to enforce the provisions of this Agreement, to be issued by any court of competent jurisdiction, to enjoin and restrain the Member and each and every Person concerned or acting in concert with the Member from the continuance of such breach. Each Member expressly waives any claim or defense that an adequate remedy at law might exist for any such breach. Each Member expressly agrees that the terms of this Section 10.3, and the remedies provided for herein, are equally exercisable and available to any

Member who seeks to prevent the disclosure of its Confidential Information or unauthorized use of its Member Intellectual Property (as defined below).

        10.4 If the provisions contained herein shall be deemed to exceed the time or geographic limits or any other limitation imposed by applicable law in any jurisdiction, then such provision shall be deemed reformed in such jurisdiction to the maximum extent permitted by applicable law.

        10.5 Each Member shall retain all right, title, and interest in and to any intellectual property that it developed, owned, held or adopted either prior to the execution of this Agreement or independent of such Member's participation in the Company, including but not limited to all trade names, trademarks, logos, symbols, patents, copyrights and trade secrets ("Member Intellectual Property"). Neither the Company, nor any Member, shall use, copy or display any Member Intellectual Property without the express written consent of the Member who owns such Member Intellectual Property and then only pursuant to the strict terms and conditions of such written consent. Except as otherwise provided in the License Agreement, in the event, that any Member withdraws, resigns or otherwise discontinues its membership or participation in the Company, whether voluntarily or involuntarily, the Company shall immediately cease and desist any further use or display of the Member's Member Intellectual Property unless otherwise specifically agreed upon in writing.

        10.6 The Company shall own all right, title and interest in and to any intellectual property that is developed, created or adopted by or on behalf of the Company ("Company Intellectual Property"). No Member shall be permitted to use, reveal, sell or otherwise exploit the Company Intellectual Property without the consent of the Company. The General Manager shall have the right to prosecute, formalize and protect such Company Intellectual Property by whatever means and in whatever forum the General Manager deems in its reasonable discretion to be appropriate. All Members shall comply with all reasonable requests by the General Manager to support the prosecution, formalization and protection of the Company Intellectual Property, including the execution of any documents the General Manager deems necessary for such tasks. If there is no General Manager, the Members shall cooperate to protect such Company Intellectual Property and shall comply with all reasonable requests made by any Member to support such activities.

        10.7 In the event that the Company is dissolved, or otherwise terminated, all Company Intellectual Property shall be jointly owned by both Members, without compensation to the Company or the other Member. Each Member agrees to execute any and all necessary documents to effectuate such joint ownership. At dissolution, each Member shall retain all right, title, ownership and interest in its Member Intellectual Property.

                   ARTICLE XI: INDEMNIFICATION AND ARBITRATION

        11.1 The Company shall have the power to indemnify any Person who was or is a party, or who is threatened to be made a party, to any Proceeding by reason of the fact that such Person was or is a Member, Manager, officer, employee, or other agent of the Company, or was or is serving at the request of the Company as a director, officer, employee, or other Agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by such Person in connection with such proceeding, if such Person acted in good faith and in a manner that such Person reasonably believed to be in the best interests of the Company, and, in the case of a criminal proceeding, such Person had no reasonable cause to believe that the Person's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner that such Person reasonably believed to be in the best interests of the Company, or that the Person had reasonable cause to believe that the Person's conduct was unlawful.

        To the extent that an agent of the Company has been successful on the merits in defense of any Proceeding, or in defense of any claim, issue, or matter in any such Proceeding, the agent shall be indemnified against expenses actually and reasonably incurred in connection with the Proceeding. In all other cases, indemnification shall be provided by the Company only if authorized in the specific case by holders of at least 67% of Membership Interests.

        "Agent," as used in this Section 11.1, shall include a trustee or other fiduciary of a plan, trust, or other entity or arrangement.

        "Proceeding," as used in this Section 11.1, means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative.

        Expenses of each Person indemnified under this Agreement actually and reasonably incurred in connection with the defense or settlement of a proceeding may be paid by the Company in advance of the final disposition of such proceeding, as authorized by the General Manager, if it is not seeking indemnification or, by the holders of at least 67% of Membership Interests upon receipt of an undertaking by such Person to repay such amount unless it shall ultimately be determined that such Person is entitled to be indemnified by the Company. "Expenses," as used in this Section 11.1, includes, without limitation, attorney fees and expenses of establishing a right to indemnification, if any, under this Section 11.1.

        11.2 Any dispute, controversy or claim arising from, out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, except allegations of violations of Federal or State securities laws or as otherwise provided for in this Agreement, will upon the request of any Member involved be submitted to the Judicial Arbitration and Mediation Service in San Diego, California, or any other private arbitration service utilizing former judges as mediators and approved by the Members involved in the dispute. The dispute once submitted shall initially be submitted to mediation within twenty-one (21) days of submission. If mediation does not resolve the dispute, such dispute shall be resolved by arbitration in the County of San Diego, California (or at any other place or under any other form of arbitration mutually acceptable to the Members involved). The arbitrator shall follow and apply the California Evidence Code in the conduct of the arbitration, and the parties shall be entitled to discovery in accordance with the provisions of the California Code of Civil Procedure. Any award rendered shall be final, binding and conclusive upon the parties and shall be non-appealable, and a judgment thereon may be entered in the highest State or Federal court of the forum, having jurisdiction. The expenses of the mediation and arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and attorneys' fees, except that in the event of arbitration and at the discretion of the arbitrator, any arbitration award may include the costs, fees and expenses of a party's attorneys. Any Member may commence the dispute resolution process by sending a written demand for mediation and/or arbitration to the other Member(s). Such demand shall set forth the nature of the matter to be resolved. The place of mediation and/or arbitration shall be determined in accordance with Section
13.14 hereinbelow. The substantive law of the State of Delaware shall be applied by the arbitrator to the resolution of the dispute. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. All decisions of the arbitrator shall be final, binding, and conclusive on all parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitrator (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitrator's decision. Neither this
Section 11.2 nor this arbitration provision shall preclude any Member from seeking and obtaining enforcement of this arbitration provision from a court of competent jurisdiction or from seeking and obtaining equitable relief, including injunctive relief, to enforce the terms and conditions of the sections of this Agreement which relate to Confidentiality (Sections 10.3 through 10.5), protection of intellectual property (Sections 10.6 through 10.8), and Indemnity (Section 11.1).

                     ARTICLE XII: ATTORNEY-IN-FACT AND AGENT

        12.1 Each Member, by execution of this Agreement, irrevocably constitutes and appoints the General Manager as such Member's true and lawful attorney-in-fact and agent, with full power and authority in such Member's name, place, and stead to execute, acknowledge, and deliver, and to file or record in any appropriate public office: (a) any certificate or other instrument that may be necessary, desirable, or appropriate to qualify the Company as a limited liability company or to transact business as such in any jurisdiction in which the Company conducts business; (b) any certificate or amendment to the Company's Certificate of Formation or to any certificate or other instrument that may be necessary, desirable, or appropriate to reflect an amendment approved by the Members in accordance with the provisions of this Agreement; (c) any certificates or instruments that may be necessary, desirable, or appropriate to reflect the dissolution and winding up of the Company; and (d) any certificates necessary to comply with the provisions of this Agreement. This power of attorney will be deemed to be coupled with an interest and will survive the Transfer of the Member's Economic Interest. Notwithstanding the existence of this power of attorney, each Member agrees to join in the execution, acknowledgment, and delivery of the instruments referred to above if requested to do so by the General Manager. This power of attorney is a limited power of attorney and does not authorize the General Manager to act on behalf of a Member except as described in this Article XII.

                        ARTICLE XIII: GENERAL PROVISIONS

        13.1 This Agreement, together with the Exclusive Manufacturing Agreement by and between the Company and NAI and the License Agreement, constitutes the whole and entire agreement of the parties with respect to the subject matter of this Agreement, and it shall not be modified or amended in any respect except by a written instrument executed by all the parties. This

Agreement replaces and supersedes all prior written and oral agreements by and among the Members and Manager or any of them.

        13.2 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13.3 If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

        13.4 This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives, and permitted successors and assigns.

        13.5 Whenever used in this Agreement, the singular shall include the plural and the plural shall include the singular, and the neuter gender shall include the male and female as well as a trust, firm, company, or corporation, all as the context and meaning of this Agreement may require.

        13.6 The parties to this Agreement shall promptly execute and deliver any and all additional documents, instruments, notices, and other assurances, and shall do any and all other acts and things, reasonably necessary in connection with the performance of their respective obligations under this Agreement and to carry out the intent of the parties.

        13.7 Except as provided in this Agreement, no provision of this Agreement shall be construed to limit in any manner the Members in the carrying on of their own respective businesses or activities.

        13.8 Except as specifically provided in this Agreement, no provision of this Agreement shall be construed to constitute a Member, in the Member's capacity as such, the agent of any other Member.

        13.9 Each Member represents and warrants to the other Members that the Member has the capacity and authority to enter into this Agreement.

        13.10 The article, section, and paragraph titles and headings contained in this Agreement are inserted as matter of convenience and for ease of reference only and shall be disregarded for all other purposes, including the construction or enforcement of this Agreement or any of its provisions.

        13.11 This Agreement may be altered, amended, or repealed only by a writing signed by all of the Members.

        13.12 Time is of the essence of every provision of this Agreement that specifies a time for performance.

        13.13 This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement.

        13.14 This Agreement and all amendments hereto shall be governed by the laws of the State of Delaware. Subject to the obligation to arbitrate disputes set forth herein any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties only in the courts of the State of California, or, if it has or can acquire jurisdiction, in the appropriate United States District Court for the Southern District of California, and each of the Parties consents to such venue and to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

        13.15 Each Party agrees to do any thing and sign any documents which are necessary and desirable to accomplish any of the goals, terms or conditions of this Agreement.


        IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement on the day and year first above written.

                                    FITNESSAGE INCORPORATED
                                    a Nevada corporation


                                    By: /s/ Michael L. Jeub
                                       ---------------------------------------
                                       Michael L. Jeub, President


                                    NATURAL ALTERNATIVES
                                    INTERNATIONAL, INC.
                                    a Delaware corporation


                                    By: /s/ Mark A. LeDoux
                                       ---------------------------------------
                                       Mark A. LeDoux, Chief Executive Officer

                                   EXHIBIT "A"

                               SCHEDULE OF MEMBERS




Member Name & Address                      Original Capital Investment          Percentage Interest
---------------------                      ---------------------------          -------------------
FITNESSAGE INCORPORATED                              $150,000                            60%
4250 EXECUTIVE SQUARE, STE. 101
LA JOLLA, CA  92037

NATURAL ALTERNATIVES INTERNATIONAL, INC.             $100,000                            40%
1185 LINDA VISTA DRIVE
SAN MARCOS, CA 92069

                                   EXHIBIT "B"

                              CURRENT FISCAL YEARS
                               APPROVED BUDGET OF
                              CUSTOM NUTRITION, LLC